Exhibit 10.11
TRADEMARK SECURITY AGREEMENT
     This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of March 25, 2008 is between PROPERTYBRIDGE, INC., a Delaware corporation (“Grantor”), and JPMORGAN CHASE BANK, N.A., as Collateral Agent for the benefit of the Secured Parties (the “Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, reference is made to that certain Second Amended and Restated Credit Agreement dated as of even date herewith by and among Holdco, the Borrower, the Administrative Agent and the financial institutions so designated on the Commitment Schedule thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, Grantor has entered into that certain Amended and Restated Security Agreement of even date herewith (as amended, restated, amended and restated, modified or supplemented from time to time, the “Security Agreement”) with the Collateral Agent, for the benefit of the Secured Parties, pursuant to which Grantor has granted to the Collateral Agent a security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Trademarks, together with the goodwill of the business symbolized by Grantor’s Trademarks, and all proceeds thereof, to secure the payment of the Secured Obligations;
     WHEREAS, capitalized terms used but not defined herein are used in the manner provided in the Security Agreement and the Credit Agreement, as applicable;
     WHEREAS, Grantor owns the registered and pending Trademarks listed on Schedule 1 annexed hereto; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether presently existing or hereafter created or acquired:
(1)	each Trademark, including without limitation, each registered and pending Trademark referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(2)	all proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (a) infringement of any Trademark, including, without limitation, any registered and pending Trademark referred to in

Schedule 1 annexed hereto, or (b) injury to the goodwill associated with any Trademark.
The security interests are granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
[signature page follows]

     IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first written above.

PROPERTYBRIDGE, INC.

		By:	/s/ Philip W. Milne

		Name:	Philip W. Milne

		Title:	President and Chief Executive Officer

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Collateral Agent for the benefit of the Secured Parties

By:	/s/ Sabir Hashmy

Name:	Sabir Hashmy

Title:	Vice President
Signature Page to Trademark
Security Agreement